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                                                                   Exhibit 10.18


                                MASTER AGREEMENT


THIS MASTER AGREEMENT is dated December 16, 1996 by and between Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and Allin Communications Corporation, a Delaware corporation ("Customer").

                                  WITNESSETH:
                                  -----------

WHEREAS, Customer desires to obtain from EDS, and EDS desires to provide to Customer, certain services and resources as may be mutually agreed upon by Customer and EDS from time to time and documented in separate authorization letters; and

WHEREAS, Customer and EDS desire to establish a mechanism for the execution of such authorization letters and to agree upon certain standard provisions that will govern each such authorization letter;

NOW, THEREFORE, EDS and Customer agree as follows:

1.  Scope of Master Agreement.  This Master Agreement establishes the standard
    -------------------------
   provisions that will apply to services and resources provided by EDS to Customer as mutually agreed upon from time to time by Customer and EDS and confirmed in a written authorization letter (an "Authorization Letter") entered into by Customer and EDS pursuant to the provisions of this Master Agreement.

2. Term.  The term of this Master Agreement will commence on the date hereof
   ----
   and will continue for an indefinite period thereafter subject to the right of either party to terminate this Master Agreement as provided herein. Notwithstanding the termination of this Master Agreement for any reason, each Authorization Letter entered into prior to the effective date of such termination will remain in full force and effect in accordance with the provisions thereof, including each of the provisions of this - Master Agreement incorporated by reference into such Authorization Letter, unless such Authorization Letter is also terminated in accordance with the terms of this Master Agreement or the Authorization Letter, as applicable.

3. Authorization Letters.  All services and resources provided to Customer by
   ---------------------
   EDS pursuant to this Master Agreement will be provided in accordance with Authorization Letters entered into by Customer and EDS from time to time during the term of this Master Agreement, each of which will include the following:

  (c) A reference to this Master Agreement, which reference will be deemed to incorporate all applicable provisions of this Master Agreement.

  (b) The date as of which the provisions of the Authorization Letter will be effective and, if applicable, the term or period of time during which EDS will provide services or resources to Customer pursuant to the Authorization Letter.

  (c) A description of the services, deliverables, or resources to be provided by EDS to Customer pursuant to the Authorization Letter, including the location or locations at which such services, deliverables or resources are to be provided.

  (d) A description of the responsibilities of Customer relating to the Authorization Letter, including any facilities, equipment or other support to be provided to EDS by Customer in connection with the Authorization Letter.

  (e) A designation of the individuals who will have management responsibility for EDS and for Customer, respectively, in connection with the Authorization Letter.

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  (f) A description of the charges to be paid by Customer for the services or resources provided by EDS pursuant to the Authorization Letter and the schedule on which such amounts will be invoiced to Customer by EDS.

  (g) Any additional provisions applicable to the services or resources to be provided pursuant to the Authorization Letter that are not otherwise set forth in this Master Agreement or that are exceptions to the provisions set forth in this Master Agreement.

  No Authorization Letter will become effective until it has been executed by authorized representatives of Customer and EDS. A form of Authorization Letter is attached as Schedule B. In connection with each Authorization
                        ----------
  Letter, Customer and EDS will enter into separate written work orders (each a "Work Order", and collectively, the "Work Orders") as more particularly described in the applicable Authorization Letter.

4. Conflicts.  In the event of any express conflict or inconsistency between
   ---------
   the provisions of an Authorization Letter or Work Order and the provisions of this Master Agreement, the provisions of the Authorization Letter or Work Order will control with respect to the interpretation of that Authorization Letter or Work Order; provided, however, that the provisions of the Authorization Letter or Work Order will be so construed to give effect to the applicable provisions of this Master Agreement to the fullest extent possible.

5. Payment Terms.  All amounts payable to EDS under each Authorization Letter
   -------------
   for which a time of payment is not otherwise specified will be due and payable within thirty days after invoice date. Any amount not paid when due will thereafter bear interest until paid at a rate of interest per annum equal to the lesser of the then current prime rate of interest as established from time to time by Citibank, N.A., or the maximum rate of interest allowed by applicable law.

6. Ownership Rights.  Unless otherwise agreed upon by the parties in writing,
   ----------------
   each party will continue to own all information, documentation, materials, products, services, patents, copyrights and trade secrets (the latter of which includes, for example, all confidential proprietary software, software development tools, know-how, methodologies, processes, technologies, or algorithms) used in the performance of such party's obligations under this Master Agreement any Authorization Letter or any Work Order and which were owned or licensed by such party as of the date of this Master Agreement or are acquired or licensed independently of this Master Agreement or any Authorization Letter or Work Order subsequent to the date hereof, and no licenses are granted hereunder to the other party except as needed by the other party to perform its obligations under this Master Agreement, any Authorization Letter or Work Order. All inventions and works, including software, developed in connection with this Master Agreement any Authorization Letter or Work Order and the worldwide intellectual property rights therein, which are made or conceived through any efforts paid for by Customer will be the property of Customer. EDS will promptly disclose to Customer in writing all such inventions and works, including software, (whether patentable, subject of copyright protection or not) and EDS will provide that its employees and those of any subcontractor engaged on or after the date hereof (or advised in writing of existing subcontractors who are not similarly obligated) are under obligation to assign such intellectual property rights so that, upon the request of Customer, such worldwide intellectual property rights will be assigned to Customer. Each party (a) will be free to use the ideas, concepts and know-how which are developed by a party in the course of performing its obligations under this Agreement to the extent the same do not constitute "Confidential Information" as defined in
   Section 9 and are retained by such party's employees solely in intangible form, and (b) each party may, subject to Section 9 and Section 6, acquire, license, develop for itself or others, or have others develop for it, similar technology performing the same or similar functions as the technology that may result from the performance of such party's obligations under this Master Agreement or any Authorization Letter (and any Work Order issued under any Authorization Letter), and may market and distribute such technology. EDS agrees that during the term of this Master Agreement, EDS will not use any of its own employees who have performed services under this Master Agreement or any Authorization Letter (and any Work Order issued under any Authorization Letter) on any other projects involving interactive television or digital commercial or consumer photography within the Global Travel Services Industry Strategic Business Unit and, furthermore, without the prior written consent of Customer, EDS will not reverse engineer or have others reverse engineer any software owned or licensed by Customer at any time during the term of this Master Agreement or thereafter. The provisions of this Section shall survive the expiration or termination of this Master Agreement and all Authorization Letters and Work Orders.

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7. Personnel.  The personnel resources being made available to Customer by EDS
   ---------
   under any Authorization Letter will be and remain employees of EDS, at all times during the term of that Authorization Letter and thereafter. EDS will provide for and pay all compensation, and other employee-related benefits to which such personnel resources may be entitled from time to time as a result of their employment with EDS together with all applicable employment taxes in connection therewith. EDS at its sole expense shall maintain all reasonably necessary insurance coverage in respect of all personnel assigned to perform work under any Authorization Letter or Work Order, all as specified in the particular Authorization Letter or Work Order. During the term of each Authorization Letter and for a period of two years thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve months by the other. To the extent reasonably-possible, EDS will maintain continuity in the EDS personnel assigned to perform work under this Mater Agreement. In the event that Customer is not satisfied with the performance of any EDS personnel Customer will discuss its concerns directly with the EDS account manager, who will promptly investigate the matter and take such action as such EDS account manager deems appropriate in accordance with EDS policies and procedures. EDS hereby agrees to indemnify, defend and hold Customer, its successors and assigns harmless from and against any and all liabilities, suits, damages, judgments, awards, penalties, and any other liabilities (including reasonable attorneys' fees, costs and expenses in connection therewith) suffered or incurred by Customer by reason of, arising out of or in connection with the employment status (or purported employment status) of, and all compensation, benefits and other amounts claimed to be payable to or in respect of, any personnel assigned by EDS to perform services for Customer under this Master Agreement, any Authorization Letter or any Work Order. The provisions of this Section shall survive the expiration or termination of this Master Agreement and all Authorization Letters and Work Orders.

8. Relationship of Parties.  EDS, in furnishing services and resources to
   -----------------------
   Customer pursuant to any Authorization Letter, is acting only as an independent contractor and does not undertake by such Authorization Letter or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations. Customer acknowledges and agrees that EDS' sole responsibility and obligation under each Authorization Letter is to make available to Customer the EDS services and resources as provided therein and to assure that the delivery and performance of such services and resources conforms with the standards of performance applicable to such Authorization Letter and each Work Order thereunder, and that Customer will have sole responsibility for the management and performance of all Customer services and projects for which the EDS services and resources are being made available thereunder or otherwise may be utilized.

9. Confidentiality.  Except as otherwise provided in a particular Authorization
   ---------------
   Letter, EDS and Customer each agree that all confidential information communicated by one party to the other (including, without limitation, the terms of this Master Agreement and each Authorization Letter and Work Order), whether before, or after the effective date of that Authorization Letter or Work Order, will be received in strict confidence, will be disclosed only to those having a need to know under the applicable Authorization Letter or Work Order, will be used only for purposes of that Authorization Letter or Work Order, and, except as otherwise provided in that Authorization Letter or Work Order, will not be disclosed by the recipient party to any others without the prior written consent of the other. Each party will take all reasonable precautions to prevent the disclosure to other parties of such information. For purposes of this Section 9, "Confidential Information" will not include information which is (i) already known by the recipient party without an obligation of confidentiality to the other, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received by the recipient party from a third party without an obligation of confidentiality to the other, (iv) independently developed by the recipient party by persons without access to or use of, in whole or in part, the other's confidential information, (v) disclosed without similar restriction to a third party by the party owning the confidential information; or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement promptly upon becoming aware thereof, and if possible, prior to any such disclosure. The provisions of this Section will survive the expiration or termination of the Master Agreement and all Authorization Letters and Work Orders. EDS and Customer will each use best efforts to ensure that all tangible for of Confidential Information, including all copies, will be returned to the owner or destroyed upon the expiration or termination of this Master Agreement, any Authorization Letter or Work Order.

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10. WARRANTY OF PERFORMANCE/DISCLAIMER OF WARRANTIES.  EDS represents, warrants,
    ------------------------------------------------
    and covenants to Customer that all services and resources provided by EDS pursuant to an applicable Authorization Letter or Work Order will be delivered and performed in conformance with the standards of performance set forth in such Authorization Letter or Work Order if any. EXCEPT AS EXPRESSLY PROVIDED IN A PARTICULAR AUTHORIZATION LETTER, EDS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS MASTER AGREEMENT, ANY AUTHORIZATION
    LETTER, ANY OTHER DOCUMENTS REFERENCED IN THIS MASTER AGREEMENT OR ANY AUTHORIZATION LETTER, OR ANY OTHER MATERIALS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11. Limitation of Liability.  If EDS is held liable to Customer for any matter
    -----------------------
    arising out of, under, or in connection with this Master Agreement and/or any Authorization Letter (and/or any Work Order issued under any Authorization Letter), based on any theory of legal or equitable liability (including contract, equity, tort, negligence, breach of warranty or otherwise), the amount of damages recoverable against EDS for any events, acts, omissions under this Master Agreement and all Authorization Letters (and any Work Order issued under any Authorization Letter), will not exceed, in the aggregate for all events giving rise to liability of EDS, the amounts payable to EDS under this Master Agreement, all Authorization Letters, and all Work Orders for the six month period prior to the month in which the event giving rise to the liability occurred (the "Aggregate Damages Limit"); provided, however, that for the period from the Effective Date to the date twelve months from the Effective Date for all events giving rise to liability of EDS, EDS' aggregate liability to Customer will be limited to an amount equal to the greater of (a) the Aggregate Damages Limit, or (b) $500,000. Subject to the Aggregate Damages Limit and the limit described in the preceding sentence, damages payable by EDS to Customer will include direct actual damages of Customer, which direct actual damages may include amounts payable by Customer to third parties and may include amounts for Customer's lost revenue attributable to a particular installation with respect to which EDS' liability arose. In no event will the measure of damages payable by EDS to Customer include, nor will EDS be liable for, any amounts for loss of savings: or indirect, consequential, or punitive damages of any kind. No claim and demand for arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for arbitration or suit alleging a claim or cause of action may be asserted by either party against the other party. EDS and Customer each acknowledge that the limitations and exclusions contained in this Section have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to EDS and Customer associated with their respective obligations and the payments to be provided to EDS for performance of its obligations. The limitations set forth in this Section will not apply with respect to damages occasioned by the gross negligence or willful misconduct of EDS or its employees or to claims by Customer under the indemnity provision of Section 7 of this Master Agreement. The provisions of this Section will survive the expiration or termination: of this Master Agreement, all Authorization Letters, and all Work Orders.

12. Informal Dispute Resolution.  In the event of any dispute or controversy
    ---------------------------
    between the parties hereto of any kind or nature, upon the written request of either party, each of the parties will appoint a designated representative who is one of its officers or senior managers whose task it will be to meet for the purpose of resolving such dispute or controversy. Such representatives will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy without the necessity of any formal proceeding relating thereto. Except where temporary injunctive relief is sought, no formal proceedings for the resolution of such dispute or controversy may be commenced until either or both of the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter in issue is not likely to occur.

13. Arbitration.  If the parties are unable to resolve any dispute or
    -----------
    controversy in accordance with the provisions of Section 12, the parties agree as follows: any dispute, controversy or claim that in any way relates to this Master Agreement or any Authorization Letter or Work Order will, on the written demand of either party to the other, be determined and settled by a panel of one or more arbitrators in accordance with the procedures described in this Section and the Commercial Arbitration Rules of the American Arbitration Association. Each party will be

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    entitled to seek temporary injunctive relief from any court having jurisdiction regardless of whether arbitration proceedings have been initiated under this Section, but the final resolution of any such dispute, controversy or claim will be determined by arbitration in accordance with this Section. Any award rendered will be final and conclusive and any judgment thereon may be enforced in any court having jurisdiction. The following procedures will be followed in, connection with an arbitration proceeding under this Section: (a) the American Arbitration Association will allow reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed 60 days, but only to the extent deemed appropriate in light of the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes; (b) the parties shall share equally the fees, costs, and expenses of the arbitrators, unless the arbitrators modify the allocation of fees, costs, and expenses because they have determined that fairness dictates other than an equal allocation between the parties. To the extent that a dispute over payment is the subject of an arbitration proceeding hereunder, Customer shall pay such disputed payments up to an aggregate of $200,000 for all such disputed payments at any one time, into an escrow account, structured by agreement of the parties, or as ordered by the arbitrators if agreement cannot be reached, for distribution in accordance with the arbitrators' award. Notwithstanding the foregoing, the fact that arbitration has or may be invoked will not impair the exercise of any termination rights under this Master Agreement or any Authorization Letter or the right of any party to seek injunctive or other equitable relief from a court of competent jurisdiction. The provisions of this Section will survive the expiration or termination of this Master Agreement, all Authorization Letters and all Work Orders.

14. Termination for Cause.  If either party defaults in the performance of any
    ---------------------
    of its material obligations under any Authorization Letter or under any Work Order entered into pursuant to any such Authorization Letter (other than Customer's payment obligations) and fails to cure, in all material respects, such default within thirty days after receipt of written notice of such default, then the party not in default may terminate that Authorization Letter or Work Order, as applicable, together with, at its option, any or all other Authorization Letters or Work Orders then in effect and this Master Agreement, by written notice to the other setting forth the date on which such termination will be effective.

15. Termination for Nonpayment.  If Customer fails to pay to EDS any amounts
    --------------------------
    when due and payable under any Authorization Letter or Work Order, as applicable, and fails to cure such nonpayment within thirty days after receipt of written notice thereof, EDS may terminate that Authorization Letter or Work Order, as applicable, together with, at its option, any or all other Authorization Letters or Work Orders then in effect and this Master Agreement, by written notice to Customer setting forth the date on which such termination will be effective; provided, however, that if Customer has disputed a payment and such dispute is in the informal dispute resolution or arbitration process described above, EDS may not terminate until such payment dispute has been resolved in accordance with such informal dispute resolution or arbitration process.

16. Other Termination Rights.  At any time following an election by EDS or Allin
    ------------------------
    to terminate that certain Joint Marketing Agreement dated the date hereof by and between Allin and EDS (the "Joint Marketing Agreement") pursuant to the provisions of Sections 8(a), (b) or (d) of the Joint Marketing Agreement, Customer may terminate this Master Agreement and any or all Authorization Letters or Work Orders then in effect by providing written notice to EDS setting forth the date on which such termination will be effective. Notwithstanding anything set forth in this Master Agreement or the Joint Marketing Agreement to the contrary, if Customer terminates the Joint Marketing Agreement for convenience as permitted under Section 8(c) thereof, such termination shall not cause a Deficiency Event hereunder and Customer may not terminate this Master Agreement or any Authorization Letter based upon such termination for convenience. In addition, EDS shall be obligated to promptly provide to Customer any information related to EDS products and services with respect to interactive television and digital commercial, or consumer photography which (i) appear in an EDS Corporate Announcement or
    (ii) is known or reasonably should be known by a Division Vice President of the Global Travel Services Industry Strategic Business Unit, which information is not restricted from disclosure to Customer (the information described in (i) and (ii) shall be collectively referred to as the "Disclosed Information"). Upon receipt of the Disclosed Information or upon receipt of information otherwise obtained by Customer, if Customer reasonably concludes that the products and services of EDS set forth in the Disclosed Information or in information otherwise obtained by Customer, directly compete with Customer's existing business products and services, including products and services which Customer is then actively marketing even though not yet in operation or application, then Customer may elect to terminate this Master Agreement and any

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    or all Authorization Letters or Work Orders then in effect by providing written notice to EDS setting forth the date on which such termination will be effective. Notwithstanding anything set forth in this Master Agreement or the Joint Marketing Agreement to the contrary, Customer's sole and exclusive remedy for EDS' failure to satisfy the Allin Targets under the Joint Marketing Agreement or a breach by EDS of the provisions of this Section 16, shall be Customer's right to terminate this Master Agreement and any or all Authorization Letters or Work Orders then in effect.

17. Transition Assistance.  Commencing on the date of any notice of termination
    ---------------------
    under this Master Agreement or any Authorization Letter or Work Order, EDS will provide such termination assistance as Customer reasonably requests to facilitate the transfer of responsibility for the services to Customer. Notwithstanding the foregoing, EDS will not be obligated to provide the foregoing transition assistance if EDS terminates this Master Agreement or any Authorization Letter or Work Order for cause or for Customer's nonpayment. Unless the services are being transitioned to a third party vendor, EDS will assist Customer in the preparation and implementation of a transition plan. If the services are being transferred to a third party vendor, EDS will reasonably cooperate with and assist such third party vendor in connection with the preparation and implementation of a transition plan by such third party vendor. EDS will charge Customer for termination assistance in accordance with the resources utilized at the rates in effect under each particular Authorization Letter or Work Order which has been terminated. Such termination charges will be due on the first day of each month following the Termination Date and as a condition to EDS' obligation to provide termination assistance to Customer during that month an amount equal to EDS' reasonable estimate of the total amount if any, payable to EDS under this Section for such termination assistance for the month. In each subsequent month the EDS and Customer will equitably adjust the termination assistance charges to account for any overpayment or underpayment.

18. Subcontractors.  To the extent that EDS desires to subcontract any of its
    --------------
    obligations under this Master Agreement, it will specify to Customer the identity, background and qualifications of the proposed subcontractor and the specific components of the services to be subcontracted. Customer will have the right to approve the use of each proposed subcontractor. Notwithstanding the foregoing, EDS may, in the ordinary course of business, subcontract for third party services or products that (a) are not solely dedicated to Customer, (b) are not material to any material function constituting a part of the services and (c) do not result in a material change in the way EDS conducts its business. EDS will not disclose any Confidential Information of Customer to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of EDS under this Master Agreement and then only to the extent necessary for such subcontractor to perform those Services subcontracted to it. EDS will remain responsible for the obligations performed by any of its subcontractors to the same extent as if such obligations were performed by EDS employees.

19. Force Majeure.  Each party will be excused from the performance of its
    -------------
    obligations under any Authorization Letter (other than payment obligations) for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other or any act of God, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control, and such nonperformance will not be a default thereunder or grounds for termination thereof.

20. Notices.  All notices, requests, claims, demands, designations, approvals,
    -------
    consents, acceptances and other communications under this Master Agreement or any Authorization Letter will be in writing and will be deemed to have been duly given if (a) delivered personally, (b) sent by express delivery services or certified mail postage prepaid, or (c) sent by facsimile, together with a hard copy by express delivery service, to the parties at the addresses or facsimile numbers, as the case may be, set forth in Schedule A.
                                                                     ----------
    Any notice and other communication under this Master Agreement or any Authorization Letter that is given as provided in this Section 20, (a)
                                                               ----------
    if delivered personally, will be deemed given on the date it is delivered, (b) if sent by express delivery service or certified mail, will be deemed given on the date it is received and (c) if sent by facsimile, will be deemed given on the date it is sent (so long as the sender receives confirmation of transmission and a hard copy is sent by express delivery service or certified mail, postage prepaid, in the manner herein provided). Either party from time to time may change its address, facsimile number or designee for notification purposes by

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    giving the other party notice of the new address, facsimile number, or designee and the date upon which it will become effective.

21. Binding, Nature and Assignment.  This Master Agreement and each
    ------------------------------
    Authorization Letter Will be binding on the parties hereto and their respective successors and assigns; provided, however, that neither party may, nor will it have the power to, assign this Master Agreement or any Authorization Letter without the prior written consent of the other, except that Customer may assign to any wholly owned subsidiary of Customer the benefits but not the payment obligations of this Master Agreement or any Authorization Letter or Work Order.

22. Headings.  The section headings used in this Master Agreement and each
    --------
    Authorization Letter are for reference and convenience only and will not enter into the interpretation hereof or thereof.

23. No Third Party Beneficiaries.  The parties agree that this Master Agreement
    ----------------------------
    and each Authorization Letter are for the benefit of the parties hereto and are not intended to confer any rights or benefits on any third party, including any employee or customer of either party hereto, and that there are no third party beneficiaries, as to this Master Agreement or any Authorization Letter or any part or specific provision of this Master Agreement or any Authorization Letter.

24. Severability.  If any provision of this Master Agreement or any
    ------------
    Authorization Letter is declared or found to be illegal, unenforceable or void, then both parties will be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Master Agreement or that Authorization Letter, as applicable, will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

25. Attorneys' Fees.  If any legal action or other proceeding is brought for the
    ---------------
    enforcement of an arbitration award pursuant to this Master Agreement or any Authorization Letter, or because of an alleged dispute, breach or default in connection with any of the provisions of this Master Agreement or any Authorization Letter, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

26. Entire Agreement.  This Master Agreement and each Authorization Letter,
    ----------------
    including any schedules or exhibits referred to herein or therein and attached hereto or thereto, each of which is incorporated herein or therein, as applicable, for all purposes, constitutes, as of the effective date of this Master Agreement or that Authorization Letter, as applicable, the entire agreement between the parties hereto as it relates to the subject matter hereof or thereof, and there are no representations, understandings or agreements relative hereto or thereto which are not fully expressed herein or therein. No change, waiver or discharge of this Master Agreement or any Authorization Letter will be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced. This Master Agreement and each Authorization Letter may be amended only by an amendment in writing signed by the parties.

27. Governing Law.  This Master Agreement, each Authorization Letter, and each
    -------------
    Work Order will be governed by and construed in Accordance with the laws, other than choice of law rules, of the Commonwealth of Pennsylvania.




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
IN WITNESS WHEREOF, EDS and Customer each have caused this Master Agreement to be signed and delivered by its duly authorized representative.

ELECTRONIC DATA SYSTEMS                ALLIN COMMUNICATIONS
CORPORATION                            CORPORATION


By:  /s/ D. L. Stolkey                 By:   /s/ Richard W. Talarico
   ---------------------------------      -------------------------------

Printed                                Printed
Name:     D. L. Stolkey                Name:   Richard W. Talarico
     -------------------------------         ----------------------------

Date:     12/20/96                     Date:        12/16/96
     -------------------------------         ----------------------------

                                MASTER AGREEMENT

                                   SCHEDULE A
                                   ----------


1.   Notice Addresses:

          If to EDS:

          Electronic Data Systems Corporation
          5400 Legacy Drive
          Mailstop H3-6C-71
          Plano, Texas 75024
          Attention:  Division Vice President-Operations
                      Global Travel Services Industry
          Facsimile Number:  (972) 605-2060



          If to Customer:

          Allin Communications Corporation
          300 Greentree Commons
          381 Mansfield Avenue
          Pittsburgh, Pennsylvania 15220
          Attention:  President
          Facsimile Number:  (412) 928-0887

                                   SCHEDULE B

                          FORM OF AUTHORIZATION LETTER



[EDS LETTERHEAD]

[Date]



Allin Communications Corporation
300 Greentree Commons
381 Mansfield Avenue
Pittsburgh, Pennsylvania 15220
Attention:  R. Daniel Foreman


     Re:  Authorization Letter No. [  ]

Dear Mr. Foreman:

     This letter will confirm the mutual understanding and agreement of Allin Communications Corporation ("Customer") and Electronic Data Systems Corporation ("EDS") as to the terms on which EDS will provide to Customer the services and resources described in this letter, which terms are as follows:

1. This letter is entered into under the provisions of the Master Agreement, dated effective as of December 16, 1996, between Customer and EDS (the "Master Agreement"), and, except as otherwise provided in this letter, all applicable provisions of the Master Agreement are incorporated into this letter by this reference.

2.  The term of this letter will commence on [              ] (the "AL Effective
    Date"), and, unless earlier terminated as provided in this letter or in the
    Master Agreement, will continue thereafter until [         ]. The term of
    this letter may be extended by the mutual written agreement of the parties.

3. During the term of this letter, EDS will provide to Customer the services and resources described in the attached Exhibit I. The specific allocation of the services and resources will be set forth in separate written work orders (each a "Work Order") entered into from time to time by the parties during the term of this Authorization Letter. Each Work Order shall contain the following: (a) a Statement of Work describing the services to be performed, resources to be allocated by EDS, specified performance criteria, and a list of appropriate deliverables with delivery dates; (b) a price schedule setting out both the amount and schedule for payment and any modifications from the payment terms as listed in Exhibit III; (c) a designation of the Team Leader, as appropriate, and the Customer Team Leader, each of whom shall function as the point of contact for the respective parties for the services and resources identified in the Work Order; (d) any other terms and conditions appropriate to the services and resources provided under a given Work Order. The EDS individual who will have management responsibility for EDS in connection with this letter is also designated in the attached Exhibit I.

4. In connection with the provision of those EDS services and resources, Customer will provide to EDS the Customer support services and resources described in the attached Exhibit II. The specific Customer support services and resources will be set forth in the applicable Work Order. The Customer individual who will have management responsibility for Customer in connection with this letter is also designated in the attached Exhibit II.

5. For the services and resources provided by EDS to Customer under this letter, Customer will pay to EDS the amounts specified in the attached
    Exhibit III. The specific compensation to be paid to EDS by Customer, for the services or resources provided by EDS pursuant to a Work Order, will be expressly set forth in the Work Order.

6. The services and resources provided to Customer by EDS under this letter will also be subject to the additional provisions set forth in the attached
    Exhibit IV.

7. In the event of any express conflict or inconsistency between the provisions of a Work Order and the provisions of this Authorization Letter, the provisions of the Work Order will control with respect to the interpretation of that Work Order; provided, however, that the provisions of the Work Order will be so construed to give effect to the applicable provisions of the applicable Authorization Letter and Master Agreement to the fullest extent possible.

     Please indicate your agreement to the foregoing by signing both copies of this letter and returning one fully-executed copy to EDS.

                                    Sincerely,

                                    Electronic Data Systems Corporation



                                    By:  _______________________________

                                    Name:  _____________________________

                                    Title:  ______________________________

                                    Date:  ______________________________



ACCEPTED AND AGREED:
-------------------

Allin Communications Corporation


By:  __________________________________

Name:  _______________________________

Title: _________________________________

Date: _________________________________


                                      B-2